SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[X]          Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

DFA Investment Dimensions Group Inc.
Dimensional Investment Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]          No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
____________________________________________________________

2)           Form, Schedule or Registration Statement No.:
____________________________________________________________

3)           Filing Party:
____________________________________________________________

4)           Date Filed:
____________________________________________________________

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

March 18, 2015

Joel Hefner, CFA, Vice President

David Kavanaugh, Head of Operations of Financial Advisor Services and Vice President

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Background - why are we doing this now?

•	The last shareholder meeting of the Dimensional Funds was 2009

•	There have been changes in the regulatory landscape and operations of the Dimensional Funds over the past 6 years:

•	Enhanced infrastructure in controlled subsidiaries

•	Appointment of an additional board member

•	New regulations from the CFTC and other governmental agencies

•	Certain important matters related to the operation of the Dimensional Funds cannot be made without a shareholder vote.

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

What ballot items are going to be presented to the shareholders for approval?

1.	Elect the Boards of Directors/Board of Trustees of the Dimensional Funds

2.	Approve a “manager of managers” structure for certain funds

3.	Approve new sub-advisory agreements with DFA London and DFA Australia for certain fixed income funds.

4.	Approve an updated investment management agreement for each Dimensional Fund

5.	Approve changes to two fundamental investment restrictions for certain funds

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Do the Boards of the Directors/Trustees of the Dimensional Funds support the proposals contained in the proxy statement?

Yes, the Boards of Directors/Trustees of the Dimensional Funds have unanimously approved each of the proposals and recommend that you vote “FOR” those that apply to your Funds.

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Proposal 1 – Elect a Board of Directors/Board of Trustees for each Fund Company

•	By law, no more than 1/3 of mutual fund directors may be appointed without a shareholder vote

•	Boards of Directors/Trustees of the Dimensional Funds consists of eight people (David Booth, Eduardo Repetto, Myron Scholes, Ed Lazear, George Constantinides, John Gould, Roger Ibbotson, Abbie Smith)

•	Ed Lazear was appointed subsequent to the last shareholder meeting

•	Re-election of all eight directors/trustees would allow for the appointment of two nominees without another shareholder vote

•	No new directors/trustees are being proposed

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Proposal 2 – Approve Use of Manager of Managers Structure

•
Manager of Managers structure will permit Dimensional, subject to Board approval, to appoint and replace SEC-registered, Dimensional controlled sub-advisors in the future without obtaining shareholder approval.

•	All entities that serve as sub-advisors for the Dimensional Funds are controlled sub-advisors.

•
Dimensional uses a team-based approach in implementing portfolios and may wish to use the portfolio management and trading expertise of personnel employed by controlled sub-advisors in other global locations.  For example, a controlled sub-advisor could more efficiently take advantage of foreign markets without potentially losing a trading opportunity from being required to receive approval from Dimensional before execution.

•
This proposal will enable each Fund subject to the proposal to operate with greater efficiency by allow the Board to approve the use of any current or future controlled sub-advisors without obtaining shareholder approval.

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Proposal 2 – Approve Use of Manager of Managers Structure (cont.)

•
Proposal applies to (1) certain non-Feeder Funds that currently have existing sub-advisory agreements; (2) certain Funds of Funds that currently invest in an underlying fund that has existing sub-advisory agreements; (3) certain Feeder Funds that currently invest in a Master Fund that has existing sub-advisory agreements and (4) certain non-feeder, fixed income strategy Funds that currently do not have existing sub-advisory agreements but are being asked to approve proposed sub-advisory agreements in Proposal 3.

•	Manager of Managers structure will also require a SEC exemptive order.

•	Dimensional does not intend to hire unaffiliated sub-advisors and will not request the ability to do so in its application to the SEC.

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Proposal 3 – Approve Sub-Advisory Agreements for Certain Fixed Income Funds

•	Sub-Proposal 3(a) seeks approval of a sub-advisory agreement among Dimensional, DFA Australia and certain fixed income funds.*

•	Sub-Proposal 3(b) seeks approval of a sub-advisory agreement among Dimensional, DFA London and certain fixed income funds.*

•	Proposal 3 will allow the appointment of these sub-advisors prior to the implementation of the Manager of Managers proposal.

* Fixed income funds subject to proposal are:  DFA One-Year Fixed Income Portfolio, DFA Two-Year Global Fixed Income Portfolio, DFA Five-Year Global Fixed Income Portfolio and LWAS/DFA Two-Year Fixed Income Portfolio

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Proposal 4 – Approve an Updated Investment Management Agreement for each Fund

Two Main Reasons for Updating the Investment Management Agreement:

•	First, increase transparency and provide uniform agreement for all Funds

o	Dimensional generally provides the same services to each Fund but there are several different forms of agreement that are currently being used

o	Updated agreement contains a full description of the investment advisory and non-investment advisory services provided by Dimensional to the Funds

o
Updated agreement explicitly lists expenses that the Fund is responsible for paying. Generally reflects existing allocation of expenses but there are certain additional expenses that will be paid by the Funds going forward if the updated IMA is approved.

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Proposal 4 – Approve an Updated Investment Management Agreement for each Fund

Example of Pro Forma Fee Table (see Exhibit D-1 to the proxy statements)

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Proposal 4 – Approve an Updated Investment Management Agreement for each Fund

•	Second, allows Dimensional to provide a full range of investment advisory services for the Feeder Funds

o
Each feeder fund was established prior to the SEC’s adoption of rule amendments in 2006 that permit mutual funds to invest in, in addition to one or more underlying funds, other types of securities (i.e. both other mutual funds and direct securities).

o	Each feeder fund currently invests substantially all of its assets in a Master Fund.

o	Dimensional may only provide investment advisory services related to cash management to each Feeder Fund.

o	Updated IMA would allow Dimensional to provide a full range of investment advisory services to each Feeder Fund.

o	This change would eventually allow each Feeder Fund to operate as a stand-alone fund.

o	Rate of investment management fees will not change.

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Proposal 5 – Amend Fundamental Investment Restriction Regarding Investments in Commodities

•
Each Dimensional Fund has a fundamental investment limitation that generally restricts the purchase or sale of physical commodities unless acquired as a result of ownership of securities other instruments.

•
Restriction currently states that it does not prevent the portfolio from (i) engaging in transactions involving currencies and futures contracts and options thereon; or (ii) investing in securities or other instruments that are secured by physical commodities.

•	Proposal would amend the restriction to clarify that it does not prevent a portfolio from:

-           purchasing or selling securities of companies that purchase or sell commodities or that invest in commodities;

-           engaging in any transaction involving currencies, options, forwards, futures contracts, options on futures contracts, swaps, hybrid instruments or other derivatives; or

-           investing in securities, or transacting in other instruments, that are linked to or secured by physical or other commodities

•	Dimensional does not anticipate any changes in the way the Funds are managed as a result of change.

•	Does not apply to the DFA Municipal Real Return Portfolio and the DFA Commodity Strategy Portfolio

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Proposal 6 – Amend Fundamental Investment Restriction Regarding Industry Concentration

•
The staff of the SEC has taken the position that the investment of 25% or more of a fund’s assets in securities of one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration.

•
Current limitation:  “The Fund shall invest more than 25% of its total assets in obligations of U.S. and foreign banks and bank holding companies (together, “banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the New York Stock Exchange is open for trading.”

•
Dimensional believes that eliminating this policy will give the Advisor additional flexibility to buy and sell securities consistent with seeking to achieve each Funds’ investment objectives, rather than having to meet certain investment percentages.

*Impacted Funds:  DFA One-Year Fixed Income Portfolio, DFA Two-Year Global Fixed Income Portfolio, DFA Selectively Hedged Global Fixed Income Portfolio, DFA Short-Term Extended Quality Portfolio, DFA Intermediate-Term Extended Quality Portfolio, DFA Short-Duration Real Return Portfolio and LWAS/DFA Two-Year Fixed Income Portfolio

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

How can my clients vote their shares?

1.	Through the Internet 24 hours per day by following the instructions located on the proxy cards. You may also access the appropriate website to vote through us.dimensional.com/2015-proxyvote

2.            By telephone by calling the phone number listed on your proxy card(s)

3.            Mail your signed and voted proxy back in the postage paid envelope provided

If you need assistance with voting please call AST Fund Solutions at (866) 8286931

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

When will my client receive his or her proxy statement in the mail?

•	We expect mailing of the proxy statements to commence on or about March 20.

How many proxy statement packages can my client expect to receive?

•
Each investor can expect to receive one package with one proxy statement and a separate proxy card for each investment held.  For example, if a shareholder has multiple investments they will receive a proxy card for each Fund and account in which shares are owned.

•	Householding is done at the individual level (i.e. spouses will receive separate packages).

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

When will my clients receive phone calls from the proxy solicitation firm?

•	We expect that AST Fund Solutions, the independent proxy solicitation firm hired by the Dimensional Funds for this proxy campaign, to begin phone solicitations on or around April 1.

•	Clients that promptly register their vote prior to this time will not be called.

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

Timeline

•	February 13 (Wednesday): Preliminary proxy statement filed with SEC

•	March 12 (Thursday): Definitive proxy filed with the SEC

•	Approximately March 20 (Friday): Definitive proxy mailed to shareholders

•	Approximately April 1 (Wednesday): Phone solicitation campaign begins

•	May 8 (Friday): Shareholder meeting

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

QUESTIONS?

Not for General Distribution

2015 DIMENSIONAL FUNDS SHAREHOLDER MEETING

This presentation provides summary information.  We encourage you to review all of the information in the proxy materials.  The proxy statement and any other related documents can be obtained for free from the website of the U.S. Securities and Exchange Commission at www.sec.gov.  You can also obtain copies by writing to the Dimensional funds at 6300 Bee Cave Road, Building One, Austin, TX 78746, Attention:  Secretary; or by calling 512.306.7400.

Not for General Distribution